UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  May 29, 2012

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

RealD Inc. (the “Company”) entered into a consulting agreement, effective as of May 29, 2012 (the “Agreement”), with DCH Consultants LLC (“DCH”), an entity controlled by Mr. David Habiger.  Mr. Habiger is a member of the Company’s Board of Directors, its nominating and corporate governance committee, and its compensation committee.

Pursuant to the Agreement, DCH will provide certain consulting services regarding the application of one or more of the Company’s technologies in the consumer electronics industry, all as the Company and DCH may agree upon from time to time.  The Agreement has a term of 4 months and DCH shall be entitled to receive aggregate fixed compensation of $20,000 per month during the term of the Agreement.  The Company has the right to extend the engagement for up to two additional months on the same terms, by providing DCH with 10 days written notice prior to the end of the original term.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which will be filed with our Quarterly Report on Form 10-Q for the fiscal period ending June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary

Date: June 1, 2012